NEITHER THIS WARRANT NOR THE SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, MORTGAGED OR OTHERWISE CONVEYED, DISPOSED OF OR ENCUMBERED UNLESS THEY ARE SO REGISTERED, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT UNDER THE CIRCUMSTANCES REQUIRED OR UNLESS THE WARRANT OR SUCH SHARES ARE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND ANY SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 9 OF THIS WARRANT AND IN SECTION 7 OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED DECEMBER 18, 1997, AND NO TRANSFER OF THIS WARRANT AND/OR SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH ALL OF SUCH RESTRICTIONS ON TRANSFER. COPIES OF SUCH SECURITIES PURCHASE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS WARRANT AND/OR SUCH SHARES TO THE SECRETARY OF LEUKOSITE, INC.


No. ______                                 Dated:  December 18, 1997


                                LEUKOSITE, INC.

                         COMMON STOCK PURCHASE WARRANT


      THIS IS TO CERTIFY THAT, for value received, GENENTECH, INC., a Delaware corporation ("Genentech"), is entitled, subject to the terms and conditions set forth below, to purchase from LEUKOSITE, INC., a Delaware corporation ("LeukoSite"), at any time or from time to time after 9:00 A.M., Boston, Massachusetts time, on December 18, 1999 (the "Initial Exercise Date") and prior to 5:00 P.M., Boston, Massachusetts time, on the Expiration Date (as defined in Section 1 below), any or all of 250,000 shares (the "Initial Warrant Shares") of common stock, $0.01 par value per share, of LeukoSite, at a purchase price per share equal to $16.22 (the "Initial Exercise Price"). The number and character of the Initial Warrant Shares and the Initial Exercise Price are subject to adjustment as provided herein.

      This Common Stock Purchase Warrant (as amended and in effect from time to time, this "Warrant") is being issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (as amended and in effect from time to time, the "Securities Purchase Agreement"), between LeukoSite and Genentech. A copy of the Securities Purchase Agreement is on file at the principal office of LeukoSite.

      1. DEFINITIONS. As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:

      "Affiliate" shall mean, with respect to any Person, any other Person controlled by, controlling or under common control with such Person.

      "Collaboration Agreement" shall mean that certain Development Collaboration and Licensing Agreement, dated as of the date hereof, between LeukoSite and Genentech, as amended and in effect from time to time.

      "Common Stock" shall mean common stock, $0.01 par value per share, of LeukoSite.

      "Company" shall mean LeukoSite and/or any Person that shall succeed to, or assume the obligations hereunder of, LeukoSite.

      "Exercise  Date"  shall have the meaning set forth in Section
2.2 hereof.

      "Exercise Price" shall mean Initial Exercise Price, as adjusted from time to time pursuant to the terms of this Warrant.

      "Expiration Date" shall mean December 18, 2007.

      "Fair Market Value" shall mean (i) the last reported sale price per share of Stock on the Nasdaq-NMS or any national securities exchange in which such Stock is quoted or listed, as the case may be, on the date immediately preceding the Exercise Date or, if no such sale price is reported on such date, such price on the next preceding business day in which such price was reported, or (ii) if such Stock is not quoted or listed on the Nasdaq-NMS or any national securities exchange, the fair market value of a share of such Stock, as determined in good faith by the Board of Directors of the Company.

      "Holder" shall mean Genentech.

      "Nasdaq-NMS" shall mean The National Association of Securities Dealers' Automated Quotation National Market System.

      "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "Prohibited Transferee" shall mean any Person that, immediately after the acquisition of any Shares or any interest therein by such Person, its Affiliates or nominees, directly or indirectly owns or holds of record or beneficially securities of the Company representing (or convertible into or exercisable or exchangeable for other securities of the Company that represent) at least fifteen percent (15%) of the voting power of all voting securities of the Company that are outstanding immediately after such acquisition.

      "Property" shall have the meaning set forth in Section 4.2 hereof.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Stock" shall mean (i) Common Stock, (ii) capital stock of LeukoSite (other than Common Stock) or any other Person or any other securities of LeukoSite or any other Person that the Holder is entitled to receive, or receives, upon exercise of this Warrant, in lieu of or in addition to Common Stock, and/or (iii) capital stock of LeukoSite (other than Common Stock) or any other Person or any other securities of LeukoSite or any other Person that may be issued in replacement of, substitution, exchange or redemption for, or upon reclassification or conversion of, Common Stock or any other Stock, in each case whether as a result of a reorganization, reclassification, merger, consolidation, sale of substantially all of the assets of LeukoSite or otherwise.

      "Warrant Shares" shall mean (A) at 9:00 A.M. on the Initial Exercise Date, the Initial Warrant Shares and (B) at any time after 9:00 A.M. on the Initial Exercise Date, the total number and kind of shares of Stock for which this Warrant is exercisable at such time, after giving effect to the number of shares of Stock previously purchased by the Holder pursuant to any and all exercises of this Warrant prior to such time and after giving effect to all adjustments provided for in Sections 3 and 4 hereof prior to such time.

      2.  EXERCISE OF WARRANT.

      2.1  METHOD OF EXERCISE.

           (a) Subject to and upon all of the terms and conditions set forth in this Warrant, the Holder may exercise this Warrant, in whole or in part with respect to any Warrant Shares, at any time and from time to time during the period commencing on the Initial Exercise Date and ending on the Expiration Date, by presentation and surrender of this Warrant to the Company at its principal office, together with (i) a properly completed and duly executed subscription form, in the form attached hereto, which subscription form shall specify the number of Warrant Shares for which this Warrant is then being exercised, (ii) if requested by the Company, a duly executed instrument or certificate, in form and substance satisfactory to the Company, pursuant to which the Holder makes such representations and warranties to the Company, and provides or confirms such information concerning the Holder, as the Company may reasonably request in order to confirm compliance with applicable securities laws, (iii) payment of the aggregate Exercise Price payable hereunder in respect of the number of Warrant Shares being purchased upon exercise of this Warrant, and (iv) if applicable, the payment of any transfer taxes required to be paid by the Holder pursuant to Section 2.7 hereof. Payment of such aggregate Exercise Price and any such transfer taxes shall be made in cash or by money order, certified or bank cashier's check or wire transfer (in each case in lawful currency of the United States of America).

           (b) Notwithstanding anything expressed or implied in this Warrant (including, without limitation, Section 2.1(a) above) to the contrary, prior to any exercise by the Holder of this Warrant, the Holder shall make a determination as to whether any such proposed exercise requires, prior to the consummation thereof, that filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated thereunder (said Act and said rules and regulations being referred to herein, collectively, as the "HSR Act"), be made. If the Holder shall make the determination that any such proposed exercise requires, prior to the consummation thereof, that filings under the HSR Act be made, then the Holder shall give prompt written notice of such determination to the Company and such written notice shall state the portion, if any, of the Warrant Shares originally subject to such proposed exercise that could be exercised without having to make any filings under the HSR Act (the "Non-HSR Warrant Shares"), and the portion of Warrant Shares originally subject to such proposed exercise that require, prior to the consummation of such proposed exercise, that filings under the HSR Act be made (the "HSR Warrant Shares"). In the event that the Holder shall give such written notice to the Company, the proposed exercise of the Non-HSR Warrant Shares shall be consummated pursuant to, and in accordance with, the provisions of Warrant, and, notwithstanding anything in this Warrant to the contrary, the proposed exercise of the HSR Warrant Shares shall not be consummated unless and until (i) the Holder gives written notice to the Company that the Holder desires to cause to be made the filings required under the HSR Act in order to effect the proposed exercise of the HSR Warrant Shares (the "HSR Filing Notice"), (ii) such filings required under the HSR Act are made and
(iii) the waiting period under the HSR Act with respect to such proposed exercise shall have expired or been subject to early termination. Upon receipt by the Company of the HSR Filing Notice, the Company and the Holder (x) shall cooperate, and shall use commercially reasonable efforts to cause their respective ultimate parent entities (if any) to cooperate, in preparing the filings required under the HSR Act in order to effect the proposed exercise of the HSR Warrant Shares and (y) shall cooperate, and shall use commercially reasonable efforts to cause their respective ultimate parent entities (if any) to cooperate, in preparing all supplemental material that is required to accompany such filings, and both parties shall coordinate, and shall use commercially reasonable efforts to cause their respective ultimate parent entities (if any) to coordinate, the making of such filings so that such filings are made concurrently. The Company and the Holder shall perform their respective obligations under this Section 2.1(b) with reasonable care and in good faith. It is hereby understood that the provisions of this Section 2.1(b) shall be applied with respect to any Warrant Shares more than once such that any categorization of such Warrant Shares as HSR Warrant Shares shall not preclude any later categorization of the same shares as Non-HSR Warrant Shares.

           (c) Notwithstanding anything expressed or implied in this Warrant (including, without limitation, Section 2.1(a) above) to the contrary, in no event shall the Holder be entitled to exercise this Warrant at any time after the termination of the Collaboration Agreement pursuant to Section 12.6 thereof. This Warrant shall terminate and be of no force or effect from and after any such termination of the Collaboration Agreement, except for the provisions of Section 9 hereof which shall survive the termination of this Warrant.

      2.2 EFFECTIVENESS OF EXERCISE; OWNERSHIP. Each exercise of this Warrant by the Holder shall be deemed to have been effected immediately prior to the close of business on the date upon which all of the requirements of Section 2.1 hereof with respect to such exercise shall have been complied with in full (each such date, an "Exercise Date"). On the applicable Exercise Date with respect to any exercise of this Warrant by the Holder, the Company shall be deemed to have issued to the Holder, and the Holder shall be deemed to have become the holder of record and legal owner of, the number of Warrant Shares being purchased upon such exercise of this Warrant, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such number of Warrant Shares being purchased shall not then be actually delivered to the Holder.

      2.3 DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within thirty (30) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of Warrant Shares purchased by the Holder on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Fair Market Value on the applicable Exercise Date.

      2.4 SHARES TO BE FULLY PAID AND NONASSESSABLE. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein) and free and clear of all preemptive rights.

      2.5 FRACTIONAL SHARES. No fractional shares of Stock or scrip representing fractional shares of Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Stock called for upon any exercise hereof, the Company shall make a cash payment to the Holder as set forth in Section 2.3 hereof.

      2.6 ISSUANCE OF NEW WARRANTS; COMPANY ACKNOWLEDGMENT. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares. Moreover, the Company shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

      2.7 PAYMENT OF TAXES AND EXPENSES; CLOSING OF BOOKS. Notwithstanding anything to the contrary expressed or implied in this Warrant, the issuance of certificates for Warrant Shares upon exercise hereof shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder. Also notwithstanding anything to the contrary expressed or implied in this Warrant, the Company will at no time close its stock transfer books against the transfer of the Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

      2.8 EXPIRATION. Subject to the provisions of Section 2.1(c) hereof, this Warrant and the Holder's rights hereunder, to the extent not previously exercised, shall expire as of 5:00 P.M., Boston, Massachusetts time, on the Expiration Date.

      3. ADJUSTMENTS FOR STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In the event that, at any time and from time to time after the Initial Exercise Date, the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, (x) the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then current Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect, and
(y) the number of Warrant Shares shall be adjusted by increasing or decreasing, as the case may be, the number of shares of Common Stock included within the Warrant Shares by the percentage increase or decrease in the total number of shares of Common Stock outstanding immediately after such event over the total number of shares of Common Stock outstanding immediately prior to such event and the result so obtained shall be the number of shares of Common Stock included in the Warrant Shares then in effect. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3.

      4.  ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION OR MERGER.

      4.1 REORGANIZATION, CONSOLIDATION OR MERGER. In case that, at any time or from time to time after the Initial Exercise Date, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder, on the exercise of this Warrant as provided in Section 2 hereof at any time or from time to time after the consummation of such reorganization, consolidation or merger or (subject to the limitations on exercise set forth in Section 4.2 below) the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise immediately prior to such consummation or such effective date, as the case may be, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant immediately prior thereto, all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of Section 3 hereof and this Section 4.

      4.2 DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets at any time after the Initial Exercise Date, the Company shall retain for a period of at least thirty (30) days after the effective date of such dissolution the stock and other securities and property (including cash, where applicable) (collectively, the "Property") receivable by the Holder pursuant to Section 4.1 hereof upon exercise of this Warrant at any time after the effective date of such dissolution. If the Holder fails to exercise this Warrant within the thirty (30) day period following the Holder's receipt of written notice of the effective date of such dissolution, then such Property shall be distributed pro rata to those Persons who were stockholders of record of the Company on the effective date of such dissolution or as otherwise provided by the Company.

      4.3 CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any such transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Warrant.

      5. OFFICER'S CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the number and kind of Warrant Shares issuable hereunder from time to time, or the Exercise Price, the Company, at its expense, will promptly cause an officer of the Company to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

      6.  NOTICES OF RECORD DATE.  In the event of

      (a) any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any shares of Common Stock as a dividend or other distribution or pursuant to a stock split, or

      (b) any reorganization of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company into any other Person, or

      (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or stock split, and stating the amount and character of such dividend, distribution or stock split, and (ii) the date on which any such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

      7. EXCHANGE OF WARRANT. Subject to the provisions of Section 9 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor, each registered in the name of the Holder. Each of such new warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct, provided that all of such new warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

      8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

      9. RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES ACT; MECHANICS OF TRANSFER.

      9.1. CONTRACTUAL RESTRICTIONS ON TRANSFER OF WARRANT. Notwithstanding anything expressed or implied in this Warrant (including, without limitation, Section 9.3 hereof) to the contrary, the Holder shall not sell, assign, transfer, pledge, mortgage, hypothecate or otherwise convey, dispose of or encumber all or any portion of the Warrant or any interest therein to any Affiliate of the Holder or any Prohibited Transferee unless such Affiliate or Prohibited Transferee, as the case may be, agrees in writing to be bound by all of the terms and conditions of this Section 9 and Sections 6 and 7 of the Securities Purchase Agreement to the same extent as the Holder has agreed to be bound or unless the Company shall consent in writing to any such sale, assignment, transfer, pledge, mortgage, hypothecation or other conveyance, disposition or encumbrance. The restrictions on transfer set forth in this
Section 9.1 shall not apply to the sale (other than to an Affiliate of the Purchaser) of all or any portion of the Warrant in the public market pursuant to a "brokers' transaction" (as defined under subsection (g) of Rule 144.)

      9.2. CONTRACTUAL RESTRICTIONS ON TRANSFER OF WARRANT Shares. Notwithstanding anything expressed or implied in this Warrant (including, without limitation, Section 9.3 hereof) to the contrary, the Holder shall not sell, assign, transfer, pledge, mortgage, hypothecate or otherwise convey, dispose of or encumber any of the Warrant Shares or any interest therein to any

Affiliate of the Holder or any Prohibited Transferee unless such Affiliate or such Prohibited Transferee, as the case may be, agrees in writing to be bound by all of the terms and conditions of this Section 9 and Sections 6 and 7 of the Securities Purchase Agreement to the same extent as the Holder has agreed to be bound or unless the Company shall consent in writing to any such sale, assignment, transfer, pledge, mortgage, hypothecation or other conveyance, disposition or encumbrance. The restrictions on transfer set forth in this
Section 9.2 shall not apply to (i) the sale of any Warrant Shares to any Prohibited Transferee pursuant to an underwritten public offering registered under the Securities Act, (ii) the sale (other than to an Affiliate of the Holder) of any Warrant Shares in the public market pursuant to a "brokers' transaction" (as defined under subsection (g) of Rule 144.) and (iii) any hedge position established by the Holder.

      9.3. SECURITIES LAWS RESTRICTIONS ON TRANSFER. Notwithstanding anything expressed or implied in this Warrant (including, without limitation, Section
9.1 or Section 9.2 hereof) to the contrary, the Holder shall not offer, sell, assign, transfer, pledge, mortgage, hypothecate or otherwise convey, dispose of or encumber this Warrant, any of the Warrant Shares or any interest in this Warrant or in any of the Warrant Shares, except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by the Holder of an opinion of counsel (satisfactory to the Company as to such counsel and as to the substance of such opinion) to the effect that the proposed offer, sale, assignment, transfer, pledge, mortgage, hypothecation or other conveyance, disposition or encumbrance is exempt from registration under the Securities Act and applicable state securities laws or (iii) pursuant to Rule 144.

      9.4. EFFECT OF VIOLATION OF TRANSFER RESTRICTIONS; PREVENTIVE MEASURES. Any offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation, or other conveyance or disposition of all or any portion of this Warrant, any Warrant Shares or of any interest in this Warrant or any of such Warrant Shares, in violation of this Section 9 shall be null and void. The Company may make a notation on its records or give instructions to any of its transfer agents in order to implement the restrictions on transfer set forth in this Section 9. The Company shall not incur any liability for any delay in recognizing any transfer of this Warrant or any of the Warrant Shares if and only for so long as the Company reasonably believes that any such transfer may have been or would be in violation of the provisions of the Securities Act, applicable blue sky laws or this Section 9.

      9.5.  LEGENDS.

           (a) Each certificate representing any Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, MORTGAGED OR OTHERWISE CONVEYED, DISPOSED OF OR ENCUMBERED UNLESS THEY ARE SO REGISTERED, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY LEUKOSITE, AN OPINION OF COUNSEL (SATISFACTORY TO LEUKOSITE AS TO SUCH COUNSEL AND AS TO THE SUBSTANCE OF SUCH OPINION) IS DELIVERED TO LEUKOSITE TO THE EFFECT THAT SUCH REGISTRATION IS NOT UNDER THE CIRCUMSTANCES REQUIRED OR UNLESS SUCH SHARES ARE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 7 OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED DECEMBER 18, 1997 AND IN
      SECTION 9 OF THAT CERTAIN WARRANT DATED DECEMBER 18, 1997, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH ALL OF SUCH RESTRICTIONS ON TRANSFER. COPIES OF SUCH SECURITIES PURCHASE AGREEMENT AND WARRANT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF SUCH SHARES TO THE SECRETARY OF LEUKOSITE, INC."

           (b) Each certificate representing any shares of Common Stock issued from time to time upon exercise of this Warrant shall also bear any legend required under any applicable state securities or blue sky laws.

      9.6. SURVIVAL. The obligations of the Holder (and/or of any transferee of any Warrant Shares issued from time to time upon exercise of this Warrant) under this Section 9 shall, with respect to any Warrant Shares issued from time to time upon exercise of this Warrant, survive the exercise, expiration or other termination, or transfer, of this Warrant indefinitely.

      10.  GENERAL.

      10.1. STATEMENT ON WARRANT. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same kind of Warrant Shares as are stated on the front page hereof.

      10.2. AUTHORIZED SHARES; RESERVATION OF SHARES FOR ISSUANCE. At all times while this Warrant is outstanding, the Company shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Common Stock as shall be sufficient to perform its obligations under this Warrant (after giving effect to any and all adjustments to the number and kind of Warrant Shares purchasable upon exercise of this Warrant).

      10.3. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Stock on the exercise of this Warrant.

      10.4. NO RIGHTS AS STOCKHOLDER. The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings (except to the extent otherwise provided in this Warrant), or to receive dividends or subscription rights, until the Holder shall have exercised the Warrant and been issued Warrant Shares in accordance with the provisions hereof.

      10.5. NOTICES. Any notice, demand, request or other communication under this Warrant shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by overnight courier service or by first class, registered or certified mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, to the Company or the Holder at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor:

           LeukoSite, Inc.
           215 First Street
           Cambridge, MA 02142
           Attention:President (one copy)
                      Chief Financial Officer (another copy)
           Telecopier:  (617) 621-9349

           and a copy to:

           Bingham Dana LLP
           150 Federal Street
           Boston, Massachusetts 02110
           Attention: Justin P. Morreale, Esq.
           Telecopier: (617) 951-8736


           Genentech, Inc.
           1 DNA Way
           South San Francisco, CA  94080
           Attention:  Corporate Secretary
           Telecopier: 650-952-9881

      All of such notices, requests and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of overnight courier service, the business day following the date of receipt by the overnight courier; (iii) in the case of first class, registered or certified mail, on the earlier of (A) receipt thereof or (B) the fifth business day after deposit in the mail; and (iv) in the case of facsimile transmission, when confirmed by facsimile machine report.

      10.6. AMENDMENT AND WAIVER. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holder.

      10.7. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

      10.8. COVENANTS TO BIND SUCCESSOR AND ASSIGNS. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

      10.9. SEVERABILITY. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      10.10. CONSTRUCTION. The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.


                           [Intentionally Left Blank]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

                               LEUKOSITE, INC.


                               By:__________________________
                                  Christopher K. Mirabelli,
                                  President

                              FORM OF SUBSCRIPTION


                   (To be executed upon exercise of Warrant)


To:  LEUKOSITE, INC.

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, _______ shares of [common stock, $0.01 par value per share ("Common Stock")/DESCRIBE OTHER STOCK], of LeukoSite, Inc., a Delaware corporation, and tenders herewith payment of $__________, representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant. Such payment is being made in lawful money of the United States by certified or bank cashier's check or wire transfer.

      Please issue a certificate or certificates for such shares of [Common Stock/other Stock] in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:






      If said number of shares of [Common Stock/other Stock] shall not be all the shares of [Common Stock/other Stock] issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of [Common Stock/other Stock] less any fraction of a share of [Common Stock/other Stock] paid in cash.


Dated:  ____________, 19__     ____________________________________
                               NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.